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EXHIBIT (10)(r)


                             VAUGHN COMMUNICATIONS, INC.
                     1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


          1.   PURPOSE

          The Plan is intended to provide a means for Vaughn Communications, Inc. (the Company), by offering incentives to non-employee Directors, to attract and retain persons of ability as members of the Company's Board of Directors and motivate them to advance the interests of the Company.

          It is intended that the options granted under the Plan constitute "nonstatutory options," i.e., options not qualifying under Section 422 or other similar provisions of the Internal Revenue Code 1986, as from time to time amended.

          2.   SHARES SUBJECT TO THE PLAN

          A total of 100,000 shares of authorized but unissued or reacquired $.10 par value Common Stock of the Company (the "Shares") is reserved for issuance upon exercise of options under the Plan. If any option expires or terminates without having been exercised in full, the unacquired Shares shall be available for the grant of future options under the Plan.

          3.   ADMINISTRATION

          The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee").

          4.   ELIGIBILITY AND AMOUNT OF GRANT

          Options for 2,000 Shares each shall be automatically granted by the Company under the Plan on June 20, 1995, the date of the Company's 1995 Annual Meeting of Shareholders, and biannually on the date of each Annual Meeting of Shareholders held in each odd calendar year thereafter, to each non-employee director of the Company elected at each such Annual Meeting of Shareholders or whose term of office as a director continues after such Annual Meeting of Shareholders and who as of the date thereof has served for at least two (2) calendar years (assuming for such purpose that the Annual Meeting of Shareholders in each year is one calendar year after and prior to the date of the preceding and subsequent Annual Meeting of Shareholders, notwithstanding the actual calendar days then elapsed) (individually an "Optionee" and collectively the Optionees").


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          The only persons eligible to be Optionees under the Plan are persons who are non-employee members of the Company's Board of Directors on the respective dates of grant set forth above, but Optionees who cease to be such thereafter may continue to hold and exercise the options granted to them hereunder in accordance with the terms and conditions hereof.

          5.   OPTION PRICE

          The option exercise price for the options granted under the Plan shall equal One Hundred Percent (100%) of the fair market value of the Company's Common Stock on the date of grant. Fair market value shall be determined by the Committee based upon the last sale price per share of the Company's Common Stock in the National Association of Securities Dealers Automated Quotations System (NASDAQ) for National Market Issues or, as applicable, for Small-Cap Issues, as reported by the National Association of Securities Dealers for the last business trading day preceding the date of grant, or, if the Common Stock is not traded on NASDAQ, through such other measure or means as the Committee may in good faith determine to be appropriate to determine such fair market value. The Committee may authorize the Chief Executive Officer or Secretary of the Company to make any determinations required in this Section 5.

          6.   OPTION TERMS

          The options granted hereunder shall be evidenced by an Option Agreement, in the form attached hereto as Exhibit A, executed as of the date of grant by the Company and the Optionee, on identical terms and conditions for each option, except for the respective date of grant and corresponding option exercise price, and including the following:

               (a) The Option Agreement shall specify that the option is a nonstatutory option for 2,000 Shares and shall set forth the option exercise price. It shall also specify that the option shall not be exercisable for a period of six (6) months after the date of grant and shall first become exercisable on the last day of such six month period.

               (b) The option price shall be paid at the time of exercise which shall be in writing and, at the election of the Optionee, may be paid in cash and/or by the sale and delivery of certificate(s) duly endorsed for transfer, in shares of the Company's Common Stock already owned by the Optionee. Any shares so sold to the Company in payment of the option price shall be valued at fair market value on the exercise date as determined by


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          the Committee.  Fair market value for this purpose shall be determined in the same manner provided by Section 5 substituting the date of exercise for the date of grant. Any fractional share not required for payment of the option price shall be paid for the Company in cash on the basis of the same value utilized for such exercise.

               (c) Except as otherwise provided in this subsection and in subsections (a) above and (e) below, the Optionee may exercise the option in whole or in part at any time after grant of the option and prior to seven (7) years from that date; provided, however, that the option shall not be exercisable until, and shall be subject to, approval of the Plan by the shareholders of the Company at a meeting duly called and held for such purpose not later than the Annual Meeting of Shareholders in 1996. Approval shall require a quorum and a majority vote of the shares owned by those shareholders present, or represented, and entitled to vote at the meeting.

               (d) Unless the issuance of the Shares upon the exercise of an option hereunder is registered under federal and state securities laws, the Optionee shall be required to give an investment representation at the time of exercise, and transfer of the Shares shall be appropriately restricted. The Company shall not be obligated for but does currently anticipate registration of the Shares issued under the Plan under federal and certain state securities laws.

               (e) If the Optionee, until such time continuously serving as a Director of the Company, is terminated as a Director by reason of death or disability or by retirement at or after age 55, the option, to the extent not previously exercised, may be exercised in whole or in part during the balance of term of the option, except that no option shall be exercisable for a period of six (6) months after the date of grant. In the event of the Optionee's death, the option may be exercised by the personal representative of the Optionee's estate and/or by the Optionee's heirs, as the case may be. If the Optionee's service as a Director terminates for any other reason, the option shall be exercisable according to its terms, but shall expire sixty
          (60) days after the date the Optionee's service as a Director terminates. Notwithstanding anything herein to the contrary, unless expiring


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          earlier, all options granted under the Plan shall terminate and expire seven (7) years after the date of grant.

               (f) The options hereunder shall not be transferable by the Optionee except by will or the laws of descent and distribution. During the Optionee's life, the options shall be exercisable only by the Optionee and only while and if continuously serving as a Director of the Company, except as provided in Section 6(f) above.

          7.   TERMINATION

          Unless extended or sooner terminated by action of the Company's Board of Directors, the Plan shall terminate ten (10) years from its effective date. Options outstanding under the Plan at the time of termination shall remain in effect until exercise or expiration.

          8.   EFFECTIVE DATE

          The effective date of the Plan shall be June 20, 1995, the date of adoption by the Company's Board of Directors. Options under the Plan shall be automatically granted in accordance with Section 6 hereof.

          9.   ADJUSTMENT OF SHARES

          In the event of a recapitalization, merger, consolidation, reorganization, stock dividend, stock split or other change in capitalization affecting the Common Stock of the Company, appropriate equitable Share and per Share option price adjustments in outstanding options shall be made by the Committee to prevent dilution or enlargement of rights.

          10.  AMENDMENT

          The Company's Board of Directors may amend the Plan at any time as determined to be in the best interests of the Company, including any amendment to extend or terminate the Plan. The Board shall not, however, without shareholder approval, increase the maximum number of Shares subject to the Plan, or to the options to be automatically granted in accordance with the Plan, or restrict the class of persons eligible to be granted options under the Plan. Provided, further, in accordance with Rule 16b-3 (c) (2) (ii) under the Securities Exchange Act of 1934, as said Rule may from time to time be amended, that the amount and frequency of the option grants under the Plan shall not, in any event, be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.


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                           VAUGHN COMMUNICATIONS, INC.

                    1995 NON-EMPLOYEE DIRECTOR NONSTATUTORY
                             STOCK OPTION AGREEMENT

          VAUGHN COMMUNICATIONS, INC., a Minnesota corporation (the "Company"), pursuant to the 1995 Non-Employee Director Stock Option Plan previously adopted by the Board of Directors of the Company (the "Plan"), and in consideration of services as a member of the Board of Directors of the Company to be rendered by __________________ (the "Optionee"), hereby grants to the Optionee a nonstatutory stock option (the "Option") not in accordance with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to purchase 2,000 shares of the Company's $.10 par value Common Stock (the "Shares") at a price of $____ per Share (the "Purchase Price"), equal to 100% of the fair market value of the Common Stock on the date of grant (set forth at the end of this Agreement), determined in accordance with
Section 5 of the Plan. This grant is made on the following terms and conditions.

          NONSTATUTORY STOCK OPTION

          1. The Optionee may first exercise the Option at any time on or after six (6) months after the date of grant (set forth at the end of this Agreement) and thereafter may exercise the Option at any time on or before ___________, 19___, (seven (7) years after such date of grant); provided, however, that the Option shall not be exercisable unless and until the Plan has been approved by the shareholders of the Company as provided in the Plan.

          2. The Option shall not be transferable by the Optionee, except by will or the laws of descent and distribution. During the Optionee's life, the Option shall be exercisable only by the Optionee and only while and if the Optionee is continuously serving as a Director of the Company, except as provided in Section 4 of this Agreement.

          3. The Option may be exercised in whole or in part, from time to time, by delivery to the Secretary of the Company of a written notice specifying the number of Shares desired to be purchased and accompanied by full payment of the Purchase Price, at the election of the Optionee, in cash and/or by delivery of certificate(s) duly endorsed for transfer, in shares of the Company's Common Stock already owned by the Optionee. Any shares endorsed and delivered to the Company in payment of the Purchase Price shall be valued at the fair market value of the shares


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on the date of exercise.  Fair market value for this purpose shall be determined in accordance with Section 6(b) of the Plan. Any fractional share not required for payment of the Purchase Price shall be paid for by the Company in cash on the basis of the same value utilized for such exercise.

          4. All unexercised rights under the Option shall expire at the end of the term specified in Section 1 above or on such earlier date sixty
(60) days after termination of Optionee's directorship for any reason other than by reason of death or disability or retirement at or after age 55. In the event of the Optionee's death, the Option may be exercised by the personal representative of the Optionee's estate and/or by the Optionee's heirs entitled by law to the Optionee's rights under the Option, as the case may be.

          5. Unless the issuance of the Shares purchased upon the exercise of the Option is registered with federal and state securities authorities (which is anticipated, but for which the Company has no obligation), or is determined by counsel for the Company to be exempt from such registration without need therefor, the Optionee shall be required to sign and be bound by a customary "investment letter", setting forth the Optionee's investment representation and securities law transfer restrictions consistent with federal and state securities law exemptions from registration for issuance of the Shares on exercise and consistent with Rule 144 under the Securities Act of 1933 and requisite legends shall be placed upon the certificates for the Shares. Without regard to registration or exemption therefrom on exercise, because the Optionee may be an affiliate of the Company within the meaning of said Rule 144, securities law transfer restrictions consistent with said Rule 144 shall in any event be applicable and requisite legends and stop transfer orders shall be placed upon or against the certificates for the Shares by the Company's Transfer Agent and Registrar.

          6. If prior to the expiration of the Option, the Shares then subject to the Option shall be affected by any recapitalization, merger, consolidation, reorganization, stock dividend, stock split, or other change in capitalization affecting the present Common Stock of the Company, then the number and kind of Shares covered by this Agreement, and the Purchase Price per Share, shall be appropriately adjusted in accordance with the Plan to prevent dilution or enlargement of the Optionee's rights which might otherwise result.

          7. It is intended that the Plan and this nonstatutory Option comply and be interpreted in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The


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provisions of the Plan pertaining to Options, to the extent not set forth in this Agreement, are incorporated herein by reference.

          IN WITNESS WHEREOF, this Non-Employee Director Nonstatutory Stock Option Agreement is hereby executed as of the ___ day of ____________, 199__ (date of grant).

                                        VAUGHN COMMUNICATIONS, INC.

                                        By
                                           -------------------------------
                                             Its
                                                --------------------------

                                        OPTIONEE:
                                                 -------------------------


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RESOLUTION ADOPTED BY SHAREHOLDERS ON JUNE 20, 1995 PROVIDING FOR APPROVAL OF
1995 STOCK OPTION PLAN

          RESOLVED, that the Vaughn Communications, Inc. 1995 Stock Option Plan, heretofore adopted by the Board of Directors of Vaughn Communications, Inc. (the "Company") on April 18, 1995, providing for the grant to selected management and other key employees of the Company of incentive stock options and/or nonstatutory stock options for up to an aggregate of 200,000 shares of the Company's $.10 par value Common Stock, as described in Proposal 2 of the Company's Proxy Statement dated May 19, 1995, is hereby approved.